Exhibit 99.1

NEWS RELEASE
Fargo Electronics, Inc.
6533 Flying Cloud Drive
Eden Prairie, Minnesota 55344 USA

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:

February 17, 2004	Paul Stephenson
952-941-9470, ext. 142
E-mail: Paul.Stephenson@fargo.com

Fargo Electronics, Inc. Reports Fourth Quarter and Fiscal Year 2003 Results

Minneapolis (February 17, 2004) — Fargo Electronics, Inc. (NASDAQ: FRGO) today reported net sales for the fourth quarter ended December 31, 2003, of $16,461,000 compared with net sales of $18,455,000 in the fourth quarter of 2002.  Net income for the fourth quarter of 2003 was $1,700,000, or $0.13 per diluted share, compared with $2,394,000, or $0.19 per diluted share in the same period last year.

For the full fiscal year, net sales were $65,491,000 compared with net sales of $66,035,000 in 2002.  Net income for the year was $7,240,000, or $0.57 per diluted share, compared with $6,736,000, or $0.55 per diluted share in 2002.

Operating income for the fourth quarter was $2,503,000, or 15% of sales, compared to $3,536,000, or 19% of sales, in the fourth quarter of 2002.  For the full year, operating income was $10,581,000, or 16% of sales, compared to $10,368,000, or 16% of sales, in 2002.

 “Fiscal 2003 was a good revenue year for Fargo given the lack of large government projects,” said Gary R. Holland, Fargo’s president and CEO.  “Major new project business, which has typically been a strong contributor to our results, did not materialize in 2003 as we had anticipated.  We believe that projects will continue to play an important part in our business, but, as we saw this year, the timing of revenues from such projects is difficult to predict.

“During 2003 we made great progress to ensure that Fargo is well positioned to capitalize on opportunities as they arise, building the best products in the industry and maintaining a long-term perspective,” continued Holland.

In 2003, Fargo:

•                  Generated $12 million cash from operations, strengthened its balance sheet, and closed the year with $13 million in cash and no debt.

•                  Maintained gross margins of 41%.

•                  Updated its distribution program to allow Fargo to attract and retain the industry’s best distributors and integrators.

•                  Appointed three new independent directors to its Board of Directors.

•                  Was awarded 11 new patents.  Fargo now holds 50 patents and has approximately 80 patent applications pending.

•                  Added four new members to the Fargo Technology Alliance, a global technology group promoting effective, advanced smart card solutions.

“We plan on introducing several innovative, new products in 2004 to further strengthen our product offerings across our technology platforms and continue to believe that our multiple technology platforms provide the best choice for integrators, end-users and government agencies looking for high-quality solutions to their card-based identity authentication requirements,” concluded Holland.

Fargo also announced its earnings per share estimate for the first quarter and fiscal year 2004.  For the first quarter, the Company presently estimates earnings per diluted share will be in the range of $0.06 to $0.10.   For the full year, the Company presently estimates earnings per diluted share will be in the range of $0.60 to $0.70.

Forward-looking Statements

Statements made in this release concerning the company’s expectations about future results or events are “forward-looking statements”.  Such statements are subject to the safe harbor created by the Private Securities Reform Act of 1995, and are necessarily subject to risks and uncertainties.  Actual results may differ materially from those reflected in these forward-looking statements.  These statements are based on current expectations, forecasts and assumptions, and are subject to the risks and uncertainties inherent in general industry and market conditions, general domestic and international economic conditions, and other factors.  These risks and uncertainties include:  product acceptance and customer demand for Fargo’s card personalization systems and proprietary supplies; actions taken and alternative products marketed by Fargo’s competitors; supplier relationships, including reliance on sole and single-source suppliers; manufacturing or design defects that we may discover after shipment; lack of inventories of component parts or finished goods; our focus on the identification card personalization market; continuing technological changes in our industry; our dependence on a distribution network and the reaction of this network to changes in distribution programs; domestic and international regulations and standards; our dependence on international sales; material changes in orders placed by large end users; challenges in effectively managing growth; our dependence on technologies we do not own; complex design and manufacturing delays; protecting and enforcing intellectual property rights; inadequate protection against infringement claims; adverse economic and business conditions, including conditions resulting from the terrorist attack on the U.S. on September 11, 2001, and the resulting hostilities and the war with Iraq commenced in March 2003.  For more detail, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

About Fargo

Fargo is the world’s leader in innovative technologies for desktop plastic card personalization systems. Based in Eden Prairie, Minnesota, Fargo is the only manufacturer to offer three distinct technologies in printing systems — High Definition Printing™ (reverse image), traditional Direct-to-Card™ printing (dye-sublimation), and CardJet Printing Technology (inkjet) — to personalize plastic identification cards, complete with digital images and text, lamination, and electronically encoded information.

Personalized identification cards provide physical, information, and transaction security for a wide variety of applications including Corporations, National IDs, Drivers’ Licenses, Universities, Schools, Government Installations, Transportation, Casinos, Healthcare Facilities, E-commerce, Retail Stores, Correctional Institutions, Associations, Sports Events and Recreation Sites. More than 70,000 Fargo systems have been sold in the U.S. and in over 80 other countries. For more information, visit Fargo’s Web site at http://www.fargo.com.

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FARGO ELECTRONICS, INC.

CONDENSED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2003	December 31, 2002
ASSETS

Current assets:
Cash and cash equivalents	$13,445	$2,511
Accounts receivable, net	7,015	9,142
Inventories, net	4,848	5,321
Prepaid expenses	233	252
Deferred income taxes	3,412	3,178

Total current assets	28,953	20,404

Equipment and leasehold improvements, net	2,107	1,494

Deferred income taxes	19,730	22,068
Other	17	43

Total assets	$50,807	$44,009

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,802	$5,109
Accrued liabilities	2,765	2,587

Total current liabilities	6,567	7,696

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 50,000 shares authorized, 12,455 and 12,351 shares issued and outstanding at December 31, 2003, and December 31, 2002, respectively	125	124
Additional paid-in capital	149,179	148,509
Accumulated deficit	(105,064)	(112,304)
Deferred compensation	—	(16)

Total stockholders’ equity	44,240	36,313

Total liabilities and stockholders’ equity	$50,807	$44,009

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

Net sales	$16,461	$18,455	$65,491	$66,035

Cost of sales	9,709	11,077	38,608	39,199

Gross profit	6,752	7,378	26,883	26,836

Operating expenses:
Research and development	1,243	1,028	4,801	4,529
Selling, general and administrative	3,006	2,814	11,501	11,387
Terminated acquisition costs	—	—	—	552

Total operating expenses	4,249	3,842	16,302	16,468

Operating income	2,503	3,536	10,581	10,368

Other income (expense):
Interest expense	(4)	(148)	(29)	(554)
Interest income	17	143	32	187

Total other income (expense)	13	(5)	3	(367)

Income before provision for income taxes	2,516	3,531	10,584	10,001

Provision for income taxes	816	1,137	3,344	3,265

Net income	$1,700	$2,394	$7,240	$6,736

Net income per common share:
Basic earnings per share	$0.14	$0.19	$0.58	$0.56
Diluted earnings per share	$0.13	$0.19	$0.57	$0.55

Weighted average common shares outstanding:
Basic	12,438	12,344	12,397	12,048
Diluted	12,920	12,703	12,799	12,331

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2003	2002

Cash flows from operating activities:
Net income	$7,240	$6,736
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,016	1,169
Loss from disposal of equipment	15	67
Provisions for doubtful accounts and sales returns	10	104
Provisions for excess and obsolete inventory	233	19
Deferred income taxes	2,104	2,793
Deferred compensation	16	28
Tax benefit recognized for stock options	199	—
Changes in operating items:
Accounts receivable	2,117	(1,533)
Inventories	240	(96)
Prepaid expenses and other assets	44	(106)
Accounts payable	(1,537)	794
Accrued liabilities	178	327

Net cash provided by operating activities	11,875	10,302

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(1,413)	(1,169)

Net cash used in investing activities	(1,413)	(1,169)

Cash flows from financing activities:
Proceeds from secondary public offering, net of $800 for offering costs	—	3,137
Payments on notes payable, bank	—	(14,000)
Proceeds from revolving credit facility	—	2,000
Payments on revolving credit facility	—	(2,000)
Payments of deferred financing costs	—	(119)
Proceeds from the exercise of stock options	472	149
Proceeds from stock subscription receivable	—	625

Net cash provided by (used in) financing activities	472	(10,208)

Net increase (decrease) in cash and cash equivalents	10,934	(1,075)

Cash and cash equivalents, beginning of period	2,511	3,586

Cash and cash equivalents, end of period	$13,445	$2,511

Cash paid during the period for:
Interest	$19	$347
Income taxes	797	480

Noncash transactions:
Property, plant and equipment acquisitions included in accounts payable	$230	—

FARGO ELECTRONICS, INC.

SUPPLEMENTAL SALES INFORMATION

(In thousands)

Sales by Product Category

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Equipment	$6,602	$8,589	$25,925	$28,559
Supplies	9,859	9,866	39,566	37,476

Total Sales	$16,461	$18,455	$65,491	$66,035

Sales by Geographic Region

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
U.S.	$9,167	$11,120	$37,931	$39,672
International	7,294	7,335	27,560	26,363

Total Sales	$16,461	$18,455	$65,491	$66,035